Exhibit 99.2
Rod Little Joins Victoria’s Secret and Co. Board of Directors

Reynoldsburg, Ohio (August 29, 2023)—Victoria’s Secret & Co. (“Victoria’s Secret” or the “Company”) (NYSE: VSCO) announced today that Rod Little has been appointed to its Board.

Mr. Little is a transformational leader in the consumer products industry. He currently serves as Chief Executive Officer of Edgewell Personal Care where he is leading the business to become a more agile and modern consumer products company with a focus on technology and innovation.

Donna James, Chair of the Board, said, “We are honored to welcome Rod to the VS&Co Board of Directors. His decades of financial, global consumer goods and public company experience will benefit VS&Co as we continue to advance the Company’s strategy and deliver value to Victoria’s Secret shareholders. We look forward to Rod’s insight and expertise as we progress in our VS&Co transformation journey.”

Mr. Little said, “I’m impressed with the positive transformation of the brand over the last several years and am energized by VS&Co’s strategy to accelerate profitable growth. I’m honored to join this accomplished board at a time when there is so much potential for the company and I look forward to lending my expertise to advance the work already underway.”

The Victoria’s Secret Board now comprises nine directors, eight of whom are independent and seven of whom are women.

About Rod Little
Mr. Little is Chief Executive Officer of Edgewell Personal Care, a multinational consumer products company. Prior to serving as CEO of Edgewell, Mr. Little was the company’s CFO and before that was with HSN, Inc. where he accelerated growth and margin expansion of a highly profitable business. Earlier in his career, Mr. Little was Executive Vice President and CFO of Elizabeth Arden and spent 16 years at Procter & Gamble.

Mr. Little served in the United States Air Force for five years and serves on the Air Force Academy Foundation’s Board of Directors. He earned a Master of Business Administration in Finance from the University of Pittsburgh, and a Bachelor of Science in Management from the United States Air Force Academy.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) contained in this press release or made by us, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future operating results, the implementation and impact of our strategic plans, and our ability to meet environmental, social, and governance goals. Words such as “estimate,” “commit,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, could affect our financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements:
•the spin-off from Bath & Body Works, Inc. (f/k/a L Brands, Inc.) may not be tax-free for U.S. federal income tax purposes;
•we may not realize all of the expected benefits of the spin-off;
•general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•the novel coronavirus (COVID-19) global pandemic has had and may continue to have an adverse effect on our business and results of operations;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•our dependence on mall traffic and the availability of suitable store locations on appropriate terms;
•our ability to successfully operate and expand internationally and related risks;
•our independent franchise, license, wholesale and joint venture partners;
•our direct channel business;
•our ability to protect our reputation and the image of our brands;
•our ability to attract customers with marketing, advertising and promotional programs;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
•our ability to realize the potential benefits and synergies sought with the acquisition of AdoreMe, Inc.;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
◦political instability, environmental hazards or natural disasters;
◦significant health hazards or pandemics;
◦legal and regulatory matters;
◦delays or disruptions in shipping and transportation and related pricing impacts; and
◦disruption due to labor disputes;
•our geographic concentration of vendor and distribution facilities in central Ohio and Southeast Asia;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•fluctuations in freight, product input and energy costs, including those caused by inflation;
•our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data and system availability;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•shareholder activism matters;
•our ability to maintain our credit rating;
•our ability to comply with regulatory requirements; and
•legal, tax, trade and other regulatory matters.

Except as may be required by law, we assume no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2023.

About Victoria’s Secret
Victoria’s Secret & Co. (NYSE: VSCO) is a specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and Victoria’s Secret PINK, that share a common purpose of inspiring and uplifting our customers in every stage of their lives, and Adore Me, a technology-led, digital-first innovative intimates brand serving women of all sizes and budgets at all phases of life. We are committed to empowering our more than 30,000 associates across a global footprint of approximately 1,350 retail stores in approximately 70 countries. We provide our customers with products and experiences that make them feel good inside and out while driving positive change through the power of our products, platform and advocacy.

For further information, please contact:

Victoria's Secret & Co.:
Investor Relations:	Media Relations:
Kevin Wynk	Brooke Wilson
investorrelations@victoria.com	communications@victoria.com